Exhibit 99.1

Frelii Announces International License and Profit Sharing Agreement

Company expands its genome discovery AI footprint into Canada

LEHI, UTAH / ACCESSWIRE / December 19, 2019 / Frelii, Inc. (OTC PINK:FRLI) (“Frelii” or the “Company”), a biotechnology company working to commercialize its patent-pending DNA gene sequencing artificial intelligence technology, announced today it has signed a License and Profit Sharing Agreement (“Agreement) with Genecor AI Inc. and Genecor Labs Inc. (“Customers”).

“We are pleased to realize a significant revenue inflection point today with licensing of our Navii AI technology. In partnering with Genecor, Frelii effectively gains access to foreign markets ahead of schedule and enables the Company to further its objective of improving patient outcomes while building long-term shareholder value”.

Under the terms of the Agreement, Genecor AI Inc., a Canadian Company, has acquired the International rights (excluding the USA), to Frelii’s patent pending AI, Navii for $750,000 payable in installments over 3 months. Through its network of medical professionals, Genecor AI will market Frelii’s DNA technology in Canadian market, with plans to expand to other jurisdictions. Along with its sister company, Genecor Labs Inc., Genecor AI plans to provide a fully integrated DNA analysis experience.

Additionally, the companies have signed a Collaboration Agreement whereby Frelii participates in 25% of the earnings of Genecor AI Inc. and Genecor Labs Inc. in Canada, and share equally from any earnings from joint ventures outside of Canada and the USA.

About Genecor AI Inc.

With headquarters in Toronto, ON, and offices in Mississauga, ON, Genecor AI Inc., a subsidiary of Helix Investments Partners Inc., provides research institutions, allied health care partners, and health and wellness companies powerful tools to push the boundaries of science and to interpret and synthesize data. The company’s push for continuous innovation addresses local needs in a burgeoning personalized health & wellness industry requiring smart solutions.

About Genecor Labs Inc.

With headquarters in Toronto, ON, and offices in Mississauga, ON, Genecor Labs Inc., a subsidiary of Helix Investments Partners Inc., aims to make whole-genome testing affordable and provide information to people that will help them maximize their quality of life through meaningful and accurate results related to health, nutrition, and fitness. Together with Genecor AI’s interpretive engine, Genecor Labs aims to launch the most complete and accurate DNA testing on the market starting the Spring of 2020.

About Frelii Inc.

Frelii Inc. is a biotechnology company utilizing human DNA gene sequencing and artificial intelligence (AI) to assess more than 3.2 billion markers on the human genome. The resulting data provides valuable insight into an individual’s DNA which are aligned and leveraged against its AI as a means of creating a robust data platform for use by a variety of sectors, including Health & Wellness, Healthcare, Medical Cannabis and Pharmaceutical.

For more information, please visit www.frelii.com or follow us online at:

Frelii Facebook Page https://www.facebook.com/livefrelii/

Frelii Twitter Feed @livefrelii

Frelii Instagram Page @livefrelii

Frelii LinkedIn Page linkedin.com/company/frelii/

For questions or inquiries please contact Seth Jones: sethjones@frelii.com

Safe Harbor Statement:

This release contains certain “forward-looking statements” relating to the business of the Company. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.